Exhibit 10.10

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT, dated as of                     , 2007 (this “Agreement”), by and among Sapphire Industrials Corp., a Delaware corporation (the “Company”), each of the parties set forth on Exhibit A annexed hereto (such parties collectively the “Private Investors”), Lazard Group LLC (“Lazard Group”), a Delaware limited liability company and Mellon Investor Services LLC, a New Jersey limited liability company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated                     , 2007 (the “Underwriting Agreement”), with Citigroup Global Markets Inc. (the “Underwriter”), pursuant to which, among other matters, the Underwriter has agreed to purchase 80,000,000 units of the Company plus up to an additional 12,000,000 units if the Underwriter exercises its over-allotment option in full. The Company’s units (the “Units”) each consist of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (the “Warrant”) exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated                     , 2007, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-146620) (the “Registration Statement”) filed under the Securities Act of 1933, as amended, and declared effective by the Securities and Exchange Commission on                     , 2007 (the “Effective Date”);

WHEREAS, each of the Private Investors has agreed as a condition of the Underwriter’s purchase of the Units in the Offering (as hereinafter defined) to deposit its Units purchased on October 2, 2007, as set forth opposite each Private Investor’s name on Exhibit A attached hereto (the “Founder Units”), in escrow as hereinafter provided;

WHEREAS, Lazard Funding Limited LLC (“Lazard”) has agreed as a condition of the Underwriter’s purchase of the Units in the Company’s initial public offering (the “Offering”) to purchase 10,000,000 Warrants for $1.00 per Warrant (the “Insider Warrants”) immediately prior to and subject to the closing (the “Closing”) of the Offering and to deposit such Insider Warrants in escrow as hereinafter provided;

WHEREAS, Lazard has agreed as a condition of the Underwriter’s purchase of the Units in the Offering to place limit orders for up to $40,000,000 of Common Stock (the “Aftermarket Shares”) commencing immediately after the Company files a proxy statement relating to a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be approved. The limit orders will require Lazard, or, under certain circumstances described therein, Lazard Group, to purchase any of the Company’s shares of Common Stock offered for sale at or below a price equal to the per share value of the Trust Account (as defined in that certain Trust Account Agreement, dated as of the date hereof, by and between the Company and Mellon Bank, N.A. as account agent thereunder) as of the date of the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. Lazard and, under certain circumstances described therein, Lazard Group have agreed to apply any portion of the $40,000,000 not used for open market purchases of Aftermarket Shares pursuant to the limit orders described above to purchase units from the Company, at a price of $10.00 per unit (the “Co-Investment Units”), immediately prior to the consummation of a Business Combination;

WHEREAS, the Company has asked the Underwriter to reserve 5,000,000 units in the Offering for sale to Lazard (the “Offering Units” and collectively with the Founder Units, the Co-Investment Units, the Aftermarket Shares, the Insider Warrants and the shares of Common Stock underlying such Units and Warrants, the “Escrow Securities”) and Lazard has agreed to deposit any such Offering Units purchased by it in escrow as hereinafter provided; and

WHEREAS, the Company, the Private Investors and Lazard Group desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company, the Private Investors and Lazard Group hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act expressly in accordance with and subject to such terms.

2. Deposit of Escrow Securities.

2.1. Founder Units. On or before the Effective Date, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor’s respective Founder Units as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificate representing such Private Investor’s Founder Units bears a legend to reflect the deposit of such Founder Units under this Agreement.

2.2 Insider Warrants and Offering Units. Promptly following the consummation of the Offering, Lazard shall deliver to the Escrow Agent certificates representing its Insider Warrants and Offering Units, if any, as set forth opposite its name on Exhibit A attached hereto, which certificates shall remain in the name of Lazard, to be held and disbursed subject to the terms and conditions of this Agreement. Lazard and Lazard Group each acknowledge that the certificates representing its Offering Units and Insider Warrants shall bear a legend to reflect the deposit of such securities under this Agreement.

2.3 Aftermarket Shares and Co-Investment Units. Promptly following Lazard’s or Lazard Group’s purchase, as applicable, of any Aftermarket Shares or Co-Investment Units, Lazard or Lazard Group, as applicable, shall deliver to the Escrow Agent certificates representing such Aftermarket Shares or Co-Investment Units, which certificates shall remain in the name of Lazard or Lazard Group, as applicable, to be held and disbursed subject to the terms and conditions of this Agreement. Lazard or Lazard Group, as applicable, acknowledges that the certificates representing such Aftermarket Shares or Co-Investment Units shall bear a legend to reflect the deposit of such securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Founder Units until the first anniversary of the consummation of a Business Combination, shall hold the Insider Warrants until but excluding the 90th day after the consummation of a Business Combination, and shall hold the Offering Units, Aftermarket Shares, if any, and the Co-Investment Units, if any, until but excluding the 180th day after the consummation of a Business Combination (each such period, an “Escrow Period”); provided, however, that if the over-allotment granted to the Underwriter pursuant to the Underwriting Agreement is not exercised in full prior to the expiration of the over-allotment option, then the Escrow Agent shall release to the Company up to 3,000,000 Founder Units, giving effect to the split of the Founder Units, for redemption as described in the Registration Statement as directed in writing by the Company. The Company shall promptly provide written notice of the consummation of a Business Combination to the Escrow Agent. Upon the completion of each Escrow Period, the Escrow Agent shall automatically disburse the applicable Escrow Securities to each Private Investor or Lazard Group, as applicable; provided further, however, that if the Escrow Agent is notified in writing by the Company pursuant to Section 6.8 hereof that the Company has been liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Founder Units and the

Insider Warrants and shall promptly release the Offering Units, the Co-Investment Units, if any, and the Aftermarket Shares, if any, to Lazard; provided further, however, that if the consummation of a Business Combination takes the form of a merger, stock exchange or other similar transaction which results in any of the security holders of the Company having the right to exchange their securities for other securities, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer of the Company, release the Escrow Securities to the Private Investors immediately prior and subject to consummation of the Business Combination, if the Escrow Agent has been given notice in accordance with the terms of this Agreement, so that they can similarly participate, and upon receipt of such other securities, the Private Investors shall deposit such securities into escrow with the Escrow Agent for the remainder of the applicable Escrow Periods; and provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer of the Company, that such transaction is then being consummated, release the Escrow Securities to the Private Investors or Lazard Group, as applicable, immediately prior and subject to consummation of the Business Combination, if the Escrow Agent has been given notice in accordance with the terms of this Agreement, so that they can similarly participate. The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate, and shall not be held liable for any delay in sending the Escrow Securities caused by the delayed receipt of the certificate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Securities, express or implied, after the disbursement or destruction of all the Escrow Securities in accordance with this Section 3.

4. Rights of Private Investors in Escrow Securities.

4.1. Rights as a Security Holder. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, each Private Investor and Lazard Group, as applicable, shall retain all of its rights as a stockholder of the Company during the Escrow Period, including without limitation, the right to vote Common Stock. The Escrow Agent shall have no responsibility to determine or verify the contents or limitations of the Insider Letters and shall be bound only by the express terms of this Agreement.

4.2. Dividends and other Distributions in Respect of the Escrow Securities. During the Escrow Period with respect to the Escrow Securities, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Private Investors or Lazard Group, as applicable, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition (a “Transfer”) may be made of any or all of the Escrow Securities by a Private Investor except (i) by gift to a member of the Private Investor’s immediate family for estate planning purposes or to a trust, the beneficiary of which is the Private Investor or a member of the Private Investor’s immediate family, (ii) if the Private Investor is not a natural person, by gift to a member of the immediate family of such Private Investor’s controlling person for estate planning purposes or to a trust, the beneficiary of which is such Private Investor’s controlling person or a member of the immediate family of such Private Investor’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the Private Investor, (iv) pursuant to a qualified domestic relations order, (v) to employees of Lazard or the Company, (vi) to an entity’s members upon its liquidation, (vii) by private sales with respect to up to 33% of the Founder

Units made at or prior to the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased from the Company, or (viii) Lazard may transfer up to 2,000,000 Units to LFCM Holdings or its subsidiaries prior to the announcement of a Business Combination; provided, however, that such permitted Transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by such Private Investor or Lazard Group, as applicable, transferring such Escrow Securities and such other documents as the Company or Citigroup Global Markets Inc. may reasonably require. During the Escrow Period, no Private Investor shall pledge or grant a security interest in such Private Investor’s Escrow Securities or grant a security interest in such Private Investor’s rights under this Agreement. Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may only be released from escrow in accordance with Section 3 hereof. Any request to the Escrow Agent to transfer Escrow Securities in accordance with this Section 4.3 shall be accompanied by a certificate of the transferor stating that such request is in compliance with this Section 4.3.

4.4. Insider Letters. Each of the Private Investors has executed a letter agreement with the Company and Citigroup Global Markets Inc., which has been filed as an exhibit to the Registration Statement (the “Insider Letter”), with respect to the rights and obligations of such Private Investors in certain events, including but not limited to the liquidation of the Company and certain voting and transfer restrictions which will apply during the Escrow Period.

5. Concerning the Escrow Agent.

5.1. Reliance.

(a) The Escrow Agent shall be protected and shall not be liable for any action taken, suffered or omitted by it, in good faith, absent gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction). The Escrow Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by or who may be an employee of the Escrow Agent or one of its affiliates), statement, instrument, report or other paper or document (in each case an “Instruction”) (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent, in good faith, to be genuine and to be signed on behalf of the Company by its Chief Executive Officer, President or Chief Financial Officer.

(b) The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are materially affected, unless it shall have given its prior written consent thereto.

(c) In no event shall the Escrow Agent be (A) liable for acting in accordance with an Instruction in accordance with paragraph (a) of this Section 5.1, even if the Escrow Agent has been advised of the likelihood of such loss or damage or (B) liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any person or entity (including, without limitation, lost profits).

(d) The Escrow Agent may engage or be interested in any financial or other transaction with the Company or any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder.

(e) The Escrow Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it, provided the Escrow Agent shall provide the Company with prior notice in the event it determines to refrain from any action required of the Escrow Agent under the terms of this Agreement.

(f) The Escrow Agent shall not take instructions or directions except those Instructions given in accordance with this Agreement.

(g) In no event shall the Escrow Agent be liable or responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or widespread malfunctions of utilities, communications or computer (software or hardware) services.

(h) The Escrow Agent shall not be called upon to advise any person or entity as to any investments with respect to any security held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.

5.2. Indemnification. The Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, employees, agents, attorneys, accountants and experts (collectively, the “Indemnitees”) shall be indemnified, defended, protected, saved and held harmless by the Company from and against any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses, including, without limitation, reasonable counsel fees and disbursements (collectively, “Losses”), that may be imposed upon, incurred by or asserted against any Indemnitee, at any time, in any way, relating to or arising out of the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, the acceptance or administration of the Escrow Securities; provided, however, that no Indemnitee shall be entitled to be so indemnified, defended, protected, saved or held harmless to the extent that such Loss was proximately caused by its own gross negligence or willful misconduct, each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, or upon any dispute between or conflicting claims by or among the parties hereto, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may (A) commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities, or (B) refrain from complying with any claim, notice, instruction, direction, request or other communication, paper or document relating such dispute, so long as such dispute or conflict shall continue, and (in either case) shall be fully protected and shall not be liable in any way to any party hereto or any other person or entity for failure or refusal to comply with such conflicting claims, notices, instructions, directions, requests, communications, papers or documents until the Escrow Agent is satisfied, in its reasonable discretion, that such conflicting claims, notices, instructions, directions, requests, communications, papers or documents have been definitely determined by a final, non-appealable order of a court of competent jurisdiction, provided that in each case the Escrow Agent provides prior written notice to the Company of its intention to refrain from complying with such conflicting claims, notices, instructions, directions, requests, communications, papers or documents. The provisions of this Section shall survive the termination of this Agreement and the resignation, removal or replacement of the Escrow Agent.

5.3. Compensation. The Escrow Agent shall be entitled to compensation from the Company in accordance with Schedule I hereto for all services rendered by it hereunder and to reimbursement for all its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Agreement. The obligations of this Section 5.3 shall survive the termination of this Agreement and the resignation, removal or replacement of the Escrow Agent.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Private Investors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement or to evidence compliance herewith.

5.5. Resignation. The Escrow Agent may resign from its duties as escrow agent hereunder by its giving the other parties hereto forty-five (45) days’ written notice. If no successor escrow agent is appointed within the forty-five (45) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Private Investors in accordance with Section 6.7 hereof.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5.8. Standard of Care. The Escrow Agent shall be obligated to perform only the duties, responsibilities or obligations as Escrow Agent expressly set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person. Without limiting the foregoing, the Escrow Agent shall not be subject to, nor be required to comply with, or determine if any person has complied with, the Underwriting Agreement, the Registration Statement or the Insider Letters, or any other agreement between or among the parties hereto, even though references thereto may be made in this Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement or document. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

6. Miscellaneous.

6.1. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2. Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

6.3 Third Party Beneficiaries. Each of the Private Investors hereby acknowledges that the Underwriter is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of Citigroup Global Markets Inc., such consent not to be unreasonably withheld or delayed.

6.4. Entire Agreement. This Agreement and the Insider Letters and Warrant Agreement as referenced herein contain the entire agreement of the Company and the Private Investors with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement and Citigroup Global Markets Inc. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

6.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns. Any entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its shareholder services business and assets as a whole or substantially as a whole, or any entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

6.7. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Company, to:

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

Attn: Scott Hoffman, Esq.

Fax: (212) 632-6060

If to a Private Investor, to his address set forth in Exhibit A.

If to the Escrow Agent, to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attn: Relationship Manager

Fax: (201) 680-4610

A copy of any notice (which shall not constitute notice) sent hereunder shall be sent to each of:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Stacy J. Kanter, Esq.

Fax: (212) 735-2000

Citigroup Global Markets Inc.

388 Greenwich St.

New York, NY 10013

Attn: David Spivak

Fax: (212) 723-8871

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, NY 10022-2524

Attn: Bruce S. Mendelsohn, Esq.

Fax: (212) 872-1002

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8. Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

6.9 Disputes. If any disagreement or dispute arises among the Company and the Private Investors concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or in the event the Escrow Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to any party hereto or other person or entity for refraining from taking such action, provided that the Escrow Agent provides written notice to the Company and the Private Investors of its intention to refrain from taking such action, unless the Escrow Agent receives (i) joint written instruction of the Company and the Private Investors which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Escrow Agent, or (ii) an order of court.

6.10 Authorized Signatures. Concurrent with the execution of this Agreement, the Company will provide a completed certificate of parties authorized to sign on its behalf, in the form attached hereto as Schedule II.

6.11 Termination. This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Security Escrow Agreement as of the date first written above.

SAPPHIRE INDUSTRIALS CORP.

By:
Name: Donald G. Drapkin
Title: Chief Executive Officer and President

MELLON INVESTOR SERVICES LLC, AS ESCROW AGENT

By:
Name:
Title:

[Escrow Agreement]

PRIVATE INVESTORS:

LAZARD FUNDING LIMITED LLC

By:
Name:
Title:

Donald G. Drapkin

Douglas C. Taylor

Charles G. Ward

Thomas Dooley

R. Ian Molson

David M. Schizer

Ronald J. Kramer

[Escrow Agreement]

LAZARD GROUP LLC

By:
Name:
Title:

[Escrow Agreement]

Exhibit A

Name and Address of Private Investor:	Number of Founder Units	Number of Insider Warrants	Number of Offering Units	Number of Aftermarket Shares	Number of Co-Investment Units
Lazard Funding Limited LLC Address: 30 Rockefeller Plaza 62nd Floor New York, New York 10020	17,415,600	10,000,000	5,000,000	TBD	TBD

Donald G. Drapkin Address: 30 Rockefeller Plaza 62nd Floor New York, New York 10020	4,600,000	—	—	—	—

Douglas C. Taylor Address: 30 Rockefeller Plaza 62nd Floor New York, New York 10020	383,333	—	—	—	—

Charles G. Ward Address: 30 Rockefeller Plaza 62nd Floor New York, New York 10020	306,667	—	—	—	—

Thomas Dooley Address: Viacom Inc. 1515 Broadway 52nd Floor New York, New York 10036	73,600	—	—	—	—

R. Ian Molson Address: 14 Mallord Street London SW3 6DV, England	73,600	—	—	—	—

David M. Schizer Address: Columbia Law School 435 West 116th Street New York, New York 10027	73,600	—	—	—	—

Ronald J. Kramer Address: 829 Park Avenue, Apt. 7A New York, New York 10021	73,600	—	—	—	—

Lazard Group LLC Address: 30 Rockefeller Plaza New York, New York 10020	—	—	—	TBD	TBD

Schedule I – Escrow Agent Fees For Escrow Services

Schedule II – Authorized Signatories

INDIVIDUAL’S NAME	TITLE	SIGNATURE
DONALD G. DRAPKIN	CHIEF EXECUTIVE OFFICER, PRESIDENT

DOUGLAS C. TAYLOR	CHIEF FINANCIAL OFFICER